Exhibit 99.1

Stardust Power Inc. Announces Exercise of Over-Allotment Option from Recent Public Offering

GREENWICH, CONN.- June 26, 2025 - Stardust Power Inc. (NASDAQ: SDST) (the “Company”), an American developer of battery-grade lithium products, today announced that the underwriter of its previously announced public offering of common stock has exercised its option to purchase an additional 1,100,000 shares of Common Stock, resulting in additional gross proceeds of approximately $220,000. After giving effect to the exercise of the over-allotment option, the gross proceeds from the offering increased to approximately $4.52 million, before deducting underwriting fees and other estimated offering expenses payable by the Company. The exercise of the over-allotment option closed on June 25, 2025, subject to customary closing conditions.

The proceeds from the over-allotment will support the completion of Stardust Power’s Definitive Feasibility Study (DFS/FEL-3), a critical step toward a Final Investment Decision (FID) for the planned lithium processing facility in Muskogee, Oklahoma. Completing the DFS will deliver detailed engineering, refined capital estimates, and a clearly defined scope, moving the project significantly closer to construction financing. In a challenging market, strong investor interest reflects confidence in the Company’s business strategy. This financing is a strategic and timely decision that advances the business plan and brings the Company closer to delivering on its long-term vision.

A registration statement on Form S-1 (No. 333-287939) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 11, 2025 was declared effective by the SEC on June 16, 2025. The offering was made only by means of a prospectus. A final prospectus describing the terms of the proposed offering was filed with the SEC and is available on the SEC’s website located at www.sec.gov. Aegis Capital Corp. acted as the sole book-running manager for the offering. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus, which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stardust Power Inc.

Stardust Power is a developer of battery-grade lithium products designed to bolster America’s energy leadership by building resilient supply chains. Stardust Power is developing a strategically central lithium processing facility in Muskogee, Oklahoma with the anticipated capacity to produce up to 50,000 metric tons per annum of battery-grade lithium. The Company is committed to sustainability at each point in the process. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com